UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2014

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 1.01 Entry into Material Definitive Agreement

On August 11, 2015 mPhase Technologies, Inc. (the “Company”) entered into a modification to its Forbearance Agreement dated as of February 15, 2015 with John Fife amending its monthly payment schedule set forth in the original Forbearance Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Exhibit 99.1: Forbearance Agreement dated as of February 15, 2015 between mPhase Technologies, Inc. and John Fife relating to Summary Judgment in favor of Fife of December 15, 2014

Exhibit 99.2: Amendment to Forbearance Agreement dated as of August 11, 2015 between mPhase Technologies, Inc. and John Fife.

Date: August 12, 2015

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